CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND
                      SECTION 906 OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine Preferred Income Opportunity Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 23, 2007                            /S/ DONALD F. CRUMRINE
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                                       Donald F. Crumrine, Director, Chairman of
                                       the Board and Chief Executive Officer
                                       (principal executive officer)


I, R. Eric Chadwick,  Chief  Financial Officer, Treasurer, and Vice President of
Flaherty  &  Crumrine  Preferred  Income  Opportunity  Fund  Incorporated   (the
"Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 23, 2007                            /S/ R. ERIC CHADWICK
     -----------------------          ------------------------------------------
                                      R. Eric Chadwick, Chief Financial Officer,
                                      Treasurer and Vice President
                                      (principal financial officer)